UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 10, 2017

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 10, 2017, Kellogg Funding Company, LLC entered into an amendment (the “Amendment”) to its previously disclosed Receivables Purchase Agreement, dated July 13, 2016, as subsequently amended, among Kellogg Business Services Company, as servicer, Coöperatieve Rabobank U.A., New York Branch, as purchaser and administrative agent, and each of the other purchasers party thereto. The Amendment extends the scheduled termination date of the receivables securitization program to July 12, 2018.

For a complete description of the terms and conditions of the modifications to the receivables securitization program, please refer to the Amendment, which is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the Amendment is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1
Third Amendment to Receivables Purchase Agreement, dated as of July 10, 2017, among Kellogg Funding Company, LLC, Kellogg Business Services Company, Coöperatieve Rabobank U.A., New York Branch and each of the other purchasers party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KELLOGG COMPANY

/s/ Fareed Khan

Date: July 12, 2017	Name: Fareed Khan
Title: Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1
Third Amendment to Receivables Purchase Agreement, dated as of July 10, 2017, among Kellogg Funding Company, LLC, Kellogg Business Services Company, Coöperatieve Rabobank U.A., New York Branch and each of the other purchasers party thereto